Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Athlon Energy Inc. 2013 Incentive Award Plan of our report dated May 16, 2012, with respect to the carve out financial statements of Element Petroleum, LP’s Permian Basin Operations as of and for the nine months ended September 30, 2011 included in the Registration Statement (Form S-1 File No. 333-189109) and related Prospectus of Athlon Energy Inc., filed with the Securities and Exchange Commission.

/s/ UHY LLP

Houston, Texas
August 20, 2013